Exhibit 99.1

ADMA Biologics Successfully Implements Innovative AI Program, Named ADMAlytics

ADMAlytics Combines Generative AI and Machine Learning to Optimize Production Processes

ADMA Successfully Utilized ADMAlytics’ New Capabilities for the First Time to Automate and Realize Efficiency Improvements for Commercial Production Plasma Pooling

Broader Implementation of ADMAlytics Expected to Provide Efficiencies Across the Organization

RAMSEY, NJ and BOCA RATON, FL, February 21, 2024 – ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing, and developing specialty biologics, today announced the successful initial use of its Artificial Intelligence (“AI”) program, named ADMAlytics. ADMAlytics combines AI and machine learning to improve and predict outcomes for production and operational processes. Recently, ADMA successfully produced its first batch of ASCENIV™ utilizing this innovative ADMAlytics software to prospectively automate and realize efficiency improvements to plasma pooling during commercial manufacturing. ADMA expects broad implementation of the new ADMAlytics capabilities has the potential to provide for rapid realization of efficiencies across the Company’s supply chain and production operations.

“We’re proud to announce the successful development and implementation of our innovative ADMAlytics AI program,” said Adam Grossman, President and Chief Executive Officer of ADMA.  “This achievement aligns seamlessly with our overarching mission to continuously innovate our production processes for specialty biologics, while also building on our reputation as a thought leader within the commercial specialty biologics markets for the patients our therapies serve.”

Mr. Grossman continued, “The robust ADMAlytics AI program is designed to optimize and streamline our intricate production processes, delivering significant efficiencies throughout the organization. In the complex landscape of specialty biologics production, maintaining uninterrupted operations is paramount, and we believe that ADMAlytics will further bolster our commitment to ensuring continuity of patient care. We anticipate the program’s rollout across the entirety of the ADMA organization will, in due course, bring far reaching improvements and efficiencies across our operations and further support the Company’s earnings growth trajectory.  We applaud our internal Information Technology team for their execution and success bringing this innovative software to commercial readiness and real-world application. ADMAlytics is another testament to our commitment to lead a new age of immunotechnology for specialty biologics.”

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA)-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty biologics, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA holds numerous U.S. and foreign patents related to and encompassing various aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements about the Company’s ADMAlytics program, its application and its impact on the Company’s patients, operations and financial performance. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:
Skyler Bloom
Senior Director, Business Development & Corporate Strategy | 201-478-5552 |sbloom@admabio.com

INVESTOR RELATIONS CONTACT:
Michelle Pappanastos
Senior Managing Director, Argot Partners | 212-600-1902 | michelle@argotpartners.com